UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

Home Point Capital Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39964	90-1116426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan 48105
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 616-6866

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0000000072 per share	HMPT	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On June 8, 2023, Home Point Capital Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 138,430,573 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting as of the April 10, 2023 record date, 134,601,296 shares, or approximately 97.2%, were present at the Annual Meeting either by attendance via online webcast or by proxy.

(b) The following describes the matters considered by the Company’s stockholders at the Annual Meeting, as well as the results of the votes cast at the Annual Meeting:

1.	The Company’s stockholders elected the following Class II directors to hold office until the Company’s annual meeting of stockholders to be held in 2026 and the election of their successors.

Nominee	For	Withhold	Broker Non-Vote
Laurie S. Goodman	130,218,472	1,068,376	3,314,448
William A. Newman	130,354,490	932,358	3,314,448
Eric L. Rosenzweig	129,759,858	1,526,990	3,314,448

2.	The Company’s stockholders ratified the appointment of BDO USA, LLP, as the Company’s independent public accounting firm for the year ending December 31, 2023.

For	Against	Abstain	Broker Non-Vote
134,445,845	135,158	20,293	—

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME POINT CAPITAL INC.

Date: June 9, 2023

	By:	/s/ Jean Weng
	Name:	Jean Weng
	Title:	General Counsel and Corporate Secretary